Execution Copy
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                  TERMINATION, SETTLEMENT AND RELEASE AGREEMENT

      THIS TERMINATION, SETTLEMENT AND RELEASE AGREEMENT (this "Agreement") is entered into as of this 20th day of July, 2005 but is effective as of February 15, 2005 (the "Effective Date") between Galaxy Nutritional Foods, Inc., a Delaware corporation ("Galaxy"), and Fromageries Bel, S.A., a French corporation ("Distributor") (each of Galaxy and Distributor is hereinafter sometimes referred to as a "Party" and both are sometimes hereinafter, collectively, referred to herein as the "Parties"), as follows:

                                    Recitals

      WHEREAS, the Parties are party to that certain Master Distribution and License Agreement entered into as of May 22, 2003 and certain other arrangements and understandings, whether written or oral (collectively, the "Prior Agreement"), wherein the parties set forth the terms of their distribution relationship for Galaxy's healthy cheese and dairy related and dairy alternative products in the Territory (the "Distribution Relationship").

      WHEREAS, the Parties have decided to terminate the Prior Agreement and the Distribution Relationship.

      WHEREAS, the Parties desire to enter into this Agreement to set forth the terms of the termination of the Prior Agreement and Distribution Relationship.

      NOW, THEREFORE, in consideration of the mutual promises and covenants between the Parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Galaxy and Distributor hereby agree as follows:

      1. Recitals; Defined Terms. All of the foregoing recitals are true and correct and are incorporated herein. Capitalized terms used but not defined herein shall have the same meaning ascribed thereto in the Prior Agreement.

      2. Termination of Prior Agreement.

      (a) The Parties acknowledge, agree and confirm that the Prior Agreement, Galaxy's engagement of Distributor pursuant thereto and the Distribution Relationship is terminated effective as of the Effective Date hereof, and that Distributor shall not, and shall have no right or authority to, perform any further services or undertake any actions for Galaxy or otherwise involving the Products. Neither Party shall represent itself to third parties as a representative or distributor of the other Party hereto or as otherwise having any relationship with the other Party hereto with respect to the Products. Each of the Parties hereby agrees to take such further actions and execute and deliver such further documents and instruments as may be reasonably requested by the other Party hereto in order to document the termination of Distribution Relationship and to revoke any and all prior authorization or right that may have been expressly or impliedly granted by such Party to the other Party hereto.

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      (b) Distributor agrees to cease use of and avoid any reference to the
"Galaxy" name(s), trademark(s) or logo(s), including the Logo and to not keep nor register the Logo and/or similar trademarks or names on Galaxy's behalf. Galaxy agrees to cease use of and avoid any reference to the "Fromageries Bel" name(s), trademark(s) or logo(s), including the Trademarks. Notwithstanding anything to the contrary in this Agreement, Galaxy acknowledges that Distributor has in the past and will continue in the future to engage in the cheese and dairy products manufacturing and distribution business, including the development of dairy-related and dairy alternative products and new cheese and dairy products, and nothing stated herein shall preclude Distributor from engaging in the development, implementation, marketing, manufacture, distribution, sales and other activities involving healthy cheese and dairy related and dairy alternative products, including vegetable fat-based products (collectively, "Cheese and Dairy Business"), both within and outside of the Territory to the extent Distributor's activities in such area do not involve (i) the distribution or sale of the Products identified in the Prior Agreement and
(ii) use of the Know How or other confidential information of Galaxy provided to Distributor in connection with the Prior Agreement. Galaxy hereby expressly acknowledges and agrees that Distributor may engage in such activities both within and outside of the Territory utilizing skills or knowledge acquired in conducting its business and in the development of new products, including skills and knowledge developed or acquired while the Prior Agreement was in effect, but excluding the use of the Know How and other confidential information of Galaxy provided to Distributor in connection with the Prior Agreement. Distributor hereby expressly acknowledges and agrees that Galaxy may continue in the future to engage in the Cheese and Dairy Business, distribute and sell the Product or products similar to the Product both within and outside the Territory and to engage other distributors to distribute and sell the Product or products similar to the Product both within and outside the Territory. Distributor hereby expressly acknowledges and agrees that Galaxy may engage in such activities utilizing skills or knowledge acquired in connection with its business and in the development of new products, including skills and knowledge developed or acquired while the Prior Agreement was in effect.

      3. Settlement and Release; Payment.

      (a) Each Party acknowledges and agrees that all amounts due to it from the other Party under the Prior Agreement have been paid in full, and that such prior payments constitute complete satisfaction of any and all rights, claims and/or causes of action that such Party may have against the other Party or any of its agents, representatives, partners, officers, directors and/or employees. In consideration for the execution by the Parties of this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, each Party hereby releases and forever discharges the other Party, any other persons who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Party, and any and all predecessor and successor entities and organizations, including their former and current agents, representatives, shareholders, partners, officers, directors and employees, and each of them, from any and all claims, demands, damages, lawsuits, obligations, promises, administrative actions, charges and causes of action, both known or unknown, in law or in equity, of any kind whatsoever,

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which have arisen or may arise, which such Party ever had, now has, or may at any time in the future have against any other Party, including specifically but not by way of limitation, any and all claims for compensation payable by one Party to the other from March 22, 2003 up to and including the date of this Agreement, any and all claims arising out of Distributor's engaging in product improvement, testing and reformulations of Galaxy's Products, both from Galaxy's facilities in the United States and Distributor's facilities in France thru the date of this Agreement, and all development costs, expenses and legal fees or loss of business incurred by either party as a result of or in connection with the transactions contemplated hereby. Each party hereto acknowledges and hereby agrees that upon the termination of the Prior Agreement, the other party hereto shall not be liable or obligated to such party with respect to any payments, future profits, exemplary, special or consequential damages, indemnifications or other compensation regarding such termination, irrespective of whether such obligations or liabilities may be contemplated in the law of the Territory or elsewhere, and such party hereby waives and relinquishes any rights, pursuant to law or otherwise, to any such payments, indemnifications or compensation. Each party also declares expressly that all its efforts have been duly and fully satisfied and compensated, and that the termination of mentioned relationships have been agreed mutually and for the benefit of each Party.

      (b) Notwithstanding anything stated herein to the contrary, as consideration for the substantial expenditures of time, effort, and money Galaxy has incurred in connection with the Distribution Relationship, as evidenced by the Invoice attached hereto as Exhibit A, Distributor shall pay to Galaxy an amount equal to One Hundred Fifty Thousand and 00/100 Dollars ($150,000) within 10 business days of the execution of this Agreement. Distributor and Galaxy hereby acknowledge and agree that such payment is not required under any of the terms of the Prior Agreement.

      4. Confidential Information. Distributor certifies and confirms that it has returned to Galaxy or destroyed all tangible materials previously provided by Galaxy constituting the Know How and other confidential information including all copies thereof, and has permanently deleted from its internal computer systems all e-mails or other electronic files containing the Know How, Galaxy product formulas, or other Galaxy confidential information. Distributor further undertakes to destroy any other materials that pertain to the Know How, Galaxy product formulas, or other Galaxy confidential information in the event that Distributor later finds any such materials in Distributor's possession or control. Notwithstanding anything stated to the contrary, Distributor and Galaxy hereby acknowledge and agree that one (1) copy of all such materials will be held in escrow in accordance with the following provisions and shall not be destroyed in accordance with the terms hereof, such copy to be retained for evidentiary purposes in the event a dispute arises as to the use or lack of use of such materials by Distributor. Such materials shall be deposited (along with a listing of such materials) into an escrow account maintained by Distributor and Galaxy with a bank of international reputation and standing with capital and surplus in excess of one hundred million dollars and 00/100 cents ($100 million), which bank shall be reasonably acceptable to both Distributor or Galaxy. The terms of any such escrow arrangement shall provide that such materials will be released to the following parties upon the earliest to occur of the below-described events: (i) to Distributor, if Distributor notifies the escrow agent in writing of any claim involving such Know How being asserted or

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threatened against Distributor or (ii) to Galaxy, six (6) years after the date hereof but only if no claim involving the Know How has been asserted or threatened during such period, in which event clause (i) shall govern. Distributor and Galaxy hereby agree to execute and deliver joint written instructions to the escrow agent upon the occurrence of any of the events described above for purposes of instructing the escrow agent to release the materials in accordance with this Section 4. All fees incurred as a consequence of such escrow arrangement shall be paid by Distributor, except for legal fees incurred by Galaxy in connection with the review of such arrangement. The escrow agreement shall contain customary language concerning interpleader and other dispute resolution avenues the escrow agent may pursue in the event the escrow agent is uncertain of how to conduct its duties under the escrow arrangement. Within ten (10) days of the delivery of the materials into escrow, Distributor shall deliver an accurate and complete copy of such materials to Galaxy.

      5. Construction. The Parties acknowledge that each has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

      6. Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the termination of the Prior Agreement and the Distribution Relationship and supersedes in its entirety any and all agreements or communications by and between the Parties, whether written or oral, previously made with respect thereto.

      7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law except to the extent that another jurisdiction's laws supercede this provision. Any proceeding arising between the Parties in any manner pertaining to this Agreement shall be held in Miami-Dade County, Florida and the Parties hereto hereby irrevocably consent to personal jurisdiction and venue exclusively in such forum. In the event that legal action is brought by either Party to enforce its rights hereunder, and such legal action results in a final judgment in favor of one Party (the "Prevailing Party"), the non-prevailing Party shall promptly pay all of the Prevailing Party's legal fees and expenses incurred in connection with such legal action.

      8. Headings. The headings are for the convenience of the Parties and are not to be construed as terms and conditions of this Agreement.

      9. Other Representations, Warranties and Covenants. Distributor and Galaxy each hereby represents, warrants and covenants to the other that: (a) such Party has not assigned or transferred, nor purported to assign or transfer, to any person, firm, partnership, corporation or entity whatsoever, any rights, claims, demands, damages, debts, liabilities, accounts, covenants, rights to indemnification, liens, attorneys' fees, costs, expenses, actions or causes of action released in this Agreement; (b) such Party has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform such Party's obligations hereunder; (c) this Agreement has been duly executed and delivered by such Party and is the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms; (d) the provisions of this Agreement and their legal effect are fully understood by such Party; (e) such Party has voluntarily entered into this Agreement; (f) such Party has received disclosure of the

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arrangements and matters referenced herein to such Party's satisfaction; (g)
such Party has had an opportunity to discuss this Agreement with such Party's counsel to the satisfaction of such Party; and (h) such Party has consented to Distributor's product improvement, testing and reformulations of Galaxy's Products both from Galaxy's facilities in the United States and Distributor's facilities in France..

      10. Notices. All notices, advices and communications to be given or otherwise made to any Party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, addressed to such Party at the address provided for such Party in the signature page of this Agreement or such other address as may be specified by such Party by providing written notice thereof to the other Party in accordance herewith.

      11. Assignment; Intended Beneficiaries. The Parties acknowledge and agree that all of Galaxy's rights and obligations under this Agreement may be assigned to the successor of Galaxy in the event that Galaxy, or substantially all of its assets, is acquired by or merged into a third party(ies); provided, however, that such successor-in-interest shall expressly assume all of Galaxy's obligations hereunder and shall acknowledge, agree to and ratify the releases set forth in Section 3 hereof. Except as stated in the preceding sentence, neither this Agreement nor any of the rights hereunder shall be assigned by any Party without the prior written consent of the other Party hereto, which consent may not be unreasonably withheld. Any attempted assignment of this Agreement or any such rights in violation of this provision shall be null and void. This Agreement is intended to and shall benefit and be enforceable by and be binding upon each Party hereto and its successors and permitted assigns.

      12. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Any facsimile signature shall be deemed a manually executed and delivered original.

      13. No Admission. In entering into this Agreement or otherwise acting hereunder, neither Party acknowledges or admits anything whatsoever with respect to any claim or assertion made by the other Party or any third party.

      14. Amendment. This Agreement may be amended or modified only by written agreement by the Parties.

      15. Further Assurances. The Parties agree to execute and deliver such further instruments and do such further acts and things as may be reasonably requested by the other Party hereto and/or required to carry out the intent and purposes of this Agreement.

                            [Signature Page Follows.]

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GALAXY:

GALAXY NUTRITIONAL FOODS, INC.

By:    /s/ Michael E. Broll
       -------------------------
Name:  Michael E. Broll                                      July 20, 2005
                                                             -----------------
Title: Chief Executive Officer                               Date

Address:

Galaxy Nutritional Foods, Inc.
2441 Viscount Row
Orlando, Florida 32809
USA
Facsimile No.: (407) 855-1099
Attention: Michael E. Broll
           ----------------

With a copy to:

Baker & Hostetler LLP
1900 East 9th Street
Suite 3200
Cleveland, Ohio 44114-3485
Facsimile No.: (216) 696-0740
Attention:  Stephen J. Petras, Jr. , Esq.

Distributor:

FROMAGERIES BEL, S.A.

By:    /s/ Gerard Boivin                                      July 22, 2005
       -------------------------                              ----------------
Name:  Gerard Boivin                                          Date
Title: Chairman and Chief Executive Officer

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FROMAGERIES BEL, S.A.

By:    /s/ Eric de Poncins                                    July 22, 2005
       -------------------------                              ----------------
Name:  Eric de Poncins                                        Date
Title:




FROMAGERIES BEL, S.A.

By:    /s/ Sussheel K. Surpal                                 July 22, 2005
       -------------------------                              ----------------
Name:  Sussheel K. Surpal                                     Date
Title:

Address:

Fromageries Bel S.A.
16, Bd Malesherbes 75008
Paris, France
Facsimile No.: 00 33 1 40 07 75 17
Attention:  Eric de Poncins

And

Fromageries Bel S.A.
16, Bd Malesherbes 75008
Paris, France
Facsimile No.: 00 33 1 40 07 74 00
Attention:  Michel Troussier

With a copy to:

Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Facsimile No.: (305) 579-0717
Attention:  Robert L. Grossman, Esq.

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                                    Exhibit A

                                     Invoice

C:\DOCUME~1\spetras\LOCALS~1\Temp\MetaSave\Galaxy Nutritional Foods - Fromageries Bel - Termination Agreement 6-08-05.DOC


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